EXHIBIT 99.4

INDEX TO AUDITED FINANCIAL STATEMENTS OF MULTICARD GMBH

VILLINGEN-SCHWINNINGEN, GERMANY

Multicard GmbH is a predecessor company of Bluehill ID AG, a stock corporation incorporated in Switzerland, and was acquired by Bluehill ID AG effective as of June 30, 2008. Bluehill ID AG was acquired by SCM Microsystems, Inc., a Delaware corporation, on January 4, 2010.

Zurich, 12 March 2010

Report of the independent auditor on the financial statements

As independent auditor and in accordance with your instructions, we have audited the accompanying financial statements of Multicard GmbH, which comprise the balance sheet, income statement and notes for the period from 1 January 2008 to 30 June 2008.

Management is responsible for the preparation of the financial statements in accordance with the accounting and valuation principles described in the notes to the financial statements. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. Management is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements as of and for the six-month period ended 30 June 2008 have been prepared in accordance with the accounting and valuation principles described in the notes.

This report is intended solely for the information and use of Multicard GmbH and for filing with the US Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Ernst & Young Ltd

/s/ Louis Siegrist	/s/ Pramit Mehta
Louis Siegrist	Pramit Mehta
Swiss Certified Accountant	Certified Public Accountant

MULTICARD GMBH, VILLINGEN-SCHWENNINGEN

BALANCE SHEET

AS OF 30 JUNE 2008

(in euros)

ASSETS
Current assets:
Cash	€1,861
Receivables from goods and services	119,366
Other receivables	2,219
Inventories	36,205
Prepaid expenses	4,321

Total current assets	163,972

Non-current assets:
Tangible fixed assets	23,177
Leased assets	66,956

Total non-current assets	90,133

Total assets	€254,105

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Payables from goods and services	€152,228
Other short-term liabilities	44,970
Short-term provisions	56,720
Accrued liabilities	7,475

Total current liabilities	261,393

Long-term financial liabilities affiliated companies	151,875

Total non-current liabilities	151,875

Total liabilities	413,268

Equity:
Share capital	30,000
Available earnings
Loss brought forward	(81,929)
Net loss for the period	(107,235)

Available earnings	(189,164)

Total shareholders’ equity	(159,164)

Total liabilities and shareholders’ equity	€254,105

See accompanying notes to Audited Financial Statements of Multicard GmbH.

MULTICARD GMBH, VILLINGEN-SCHWENNINGEN

INCOME STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(in euros)

Income
Net sales from goods and services	€936,608
Other operating income	10,918
Financial income	1,253

Total income	948,779

Expenses
Material and merchandise expenses	559,923
Personnel expenses	273,085
Other operating expenses	208,485
Depreciation	11,095
Financial expenses	3,426

Total expenses	1,056,014

Net loss for the period	€(107,235)

See accompanying notes to Audited Financial Statements of Multicard GmbH.

MULTICARD GMBH, VILLINGEN-SCHWENNINGEN

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF 30 JUNE 2008

Company Background

Multicard GmbH offers multifunctional smartcard solutions for secure identification programs and also acts as identification systems architect and offers management and engineering services.

Summary of Significant Accounting Policies

The financial statements have been prepared on a historical cost basis. All amounts are stated in euros (EUR).

Raw materials, semi-finished and finished goods, as well as merchandise, have been valued at a maximum of the acquisition or manufacturing costs. If the cost is higher than the market value generally applicable on the date of the balance sheet, then such market value shall be determinative.

Tangible fixed assets and intangible assets are stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any.

Investments in affiliated companies are shares of the capital in other companies held with the intention of a permanent investment and of exercising a substantial influence. Shares representing at least twenty percent of the votes are deemed to be investments.

Revenue from the sale of goods is recognized when the significant risks and rewards of ownership of the goods have been passed to the buyer, usually on delivery of the goods.

Depreciation, value adjustments and provisions have been made to the extent required by generally accepted accounting principles in Switzerland. Provisions are to be created in particular to cover uncertain contingent liabilities and potential losses from contractual obligations.

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the balance sheet date.

June 30, 2008
(EUR)
Total amount of liabilities from leasing contracts not included in the balance sheet	100,894

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